                                                                    EXHIBIT 4.13


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine what name and number to give the payer.
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                                              GIVE THE
                                          SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
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                                      GIVE THE EMPLOYER
                                      IDENTIFICATION
           FOR THIS TYPE OF ACCOUNT:  NUMBER OF --
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 1.  An individual's account          The individual
 2.  Two or more individuals (joint   The actual owner of the
     account)                         account or, if combined
                                      funds, any one of the
                                      individuals(1)
 3.  Husband and wife (joint          The actual owner of the
     account)                         account or, if joint
                                      funds, either person(1)
 4.  Custodian account of minor       The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)  The adult or, if the
                                      minor is the only
                                      contributor, the
                                      minor(1)
 6.  Account in the name of guardian  The ward, minor, or
     or committee for a designated    incompetent person(3)
     ward, minor, or incompetent
     person
 7.  a. The usual revocable savings   The actual owner(1)
     trust account (grantor is also
        trustee)
     b. So-called trust account that  The actual owner(1)
     is not a legal or valid trust
        under State law
 8.  Sole proprietorship              The owner(4)
 9.  Sole proprietorship account      The Owner(4)
10.  A valid trust, estate, or        Legal entity (Do not
     pension trust                    furnish the identifying
                                      number of the personal
                                      representative or
                                      trustee unless the legal
                                      entity itself is not
                                      designated in the
                                      account title.)(5)
11.  Corporate account                The Corporation
12.  Partnership account held in the  The partnership
     name of the business
13.  Association, club, religious,    The organization
     charitable, educational or
     other tax-exempt organization
14.  A broker or registered nominee   The broker or nominee
15.  Account with the Department of   The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district or prison) that
     receives agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may also enter your business name.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), an individual retirement plan, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency, or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times during the tax year under the Investment Company Act of 1940

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received in not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $6.00 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE